Exhibit 99.1

Investor Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

Press Contact:	Caroline Japic
Polycom, Inc.
408-474-2265
caroline.japic@polycom.com

POLYCOM REPORTS SECOND QUARTER 2008 EARNINGS

Revenue Growth of 16 Percent Year-over-Year to a Record $271.6 Million

PLEASANTON, Calif. – July 16, 2008 – Polycom, Inc. (NASDAQ: PLCM), the global leader in telepresence, video and voice communications solutions, today reported its earnings for the second quarter ended June 30, 2008.

Second quarter 2008 consolidated net revenues were $271.6 million, compared to $233.9 million for the second quarter of 2007. Non-GAAP net income for the second quarter of 2008 was $30.7 million, or 35 cents per diluted share. This compares to Non-GAAP net income of $28.9 million, or 30 cents per diluted share, for the second quarter of 2007. GAAP net income for the second quarter of 2008 was $17.8 million, or 20 cents per diluted share, compared to $10.1 million, or 11 cents per diluted share, for the same period last year.

For the six months ended June 30, 2008, net revenues were $530.5 million, compared to $426.6 million for the first six months of 2007. Non-GAAP net income for the period was $63.4 million, or 71 cents per diluted share, compared to $57.5 million, or 60 cents per diluted share, for the first six months of 2007. GAAP net income for the six months ended June 30, 2008 was $32.0 million, or 36 cents per diluted share, compared to GAAP net income of $20.3 million, or 21 cents per diluted share, for the same period last year.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables at the end of this release.

On a product line basis, consolidated net revenues for the second quarter of 2008 were comprised of:

•	62 percent video solutions, or $169.2 million (52 percent video communications, or $141.2 million, and 10 percent network systems, or $28.0 million); and

•	38 percent voice communications, or $102.4 million.

This compares to the second quarter of 2007, in which consolidated net revenues were comprised of:

•	62 percent video solutions, or $144.3 million (49 percent video communications, or $113.3 million, and 13 percent network systems, or $31.0 million); and

•	38 percent voice communications, or $89.6 million.

“Sales of our video communications solutions accelerated in the second quarter,” said Robert Hagerty, Polycom’s chairman and CEO. “Soaring travel costs are becoming an increasingly important driver for the adoption of our unified collaboration solutions worldwide. In fact, due to the immersive experience of Polycom’s high definition (HD) telepresence solutions, our customers can reduce travel while increasing productivity—saving high out-of-pocket costs and eliminating the opportunity cost of being on the road. In addition to the substantial cost-savings benefits our customers can achieve, both commercial and public sector customers are utilizing Polycom’s solutions to achieve carbon emission reductions and comply with environmental standards in key geographies throughout the world.”

“As a result of Polycom’s investments in global sales coverage and high-impact marketing, Polycom is becoming widely recognized for our innovations and market leadership. For example, Media and Entertainment giant Time Warner recently selected Polycom’s Real Presence™ Experience (RPX™) immersive telepresence solution to facilitate increased communications between the CEOs of Time Warner, Turner Broadcasting, Warner Brothers, and AOL. Polycom’s solution with its full screen, cinematic view and true-to-life people dimensions will help promote dynamic group interactions among all of Time Warner’s executives while at the same time supporting Time Warner’s commitment to social responsibility and goal to reduce its carbon footprint and conduct business in an environmentally sustainable manner. Another key example is Deloitte’s recent selection of Nortel’s Managed Global Telepresence Services, which is based on Polycom’s RPX immersive telepresence and HDX 9000™ HD video solutions. Finally, in June, we received CIO Magazine’s 2008 CIO 100 Award, recognizing Polycom as a company that exemplifies the highest level of operational and strategic excellence in information technology (IT). These are but a few examples of how fast-rising travel costs and green initiatives are driving the use of Polycom’s leading solutions.” Hagerty concluded.

“We generated 5 percent sequential revenue growth in Q2 with record revenues of $271.6 million,” said Michael Kourey, Polycom’s senior vice president, finance and administration, and CFO. “Fueled by this top-line growth, Polycom delivered $39.5 million in positive operating cash flow and improved Days Sales Outstanding (DSOs) by five days sequentially. In the second quarter, we repurchased $80 million of our common stock and have a remaining repurchase authorization of $300 million.”

About Polycom

Polycom, Inc. (Nasdaq: PLCM) is the global leader in telepresence, video, and voice solutions and a visionary in communications that empower people to connect and collaborate everywhere. Please visit www.polycom.com for more information.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the drivers for the adoption of our products. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, potential fluctuations in results and future growth rates, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel, the impact of global conflicts such as those in the Middle East, and risks associated with general economic conditions, including current negative macroeconomic indicators in the United States and globally, that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since July 9, 2008, Polycom will hold a conference call today, July 16, 2008, at 5:00 p.m. ET/2:00 p.m. PT to discuss its second quarter earnings. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference call. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 800.931.6358; and for callers outside of the US and Canada, by calling 212.231.2924, with the passcode being Polycom. A replay of the call will also be available at

www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21387502. A replay of the call will also be maintained on our website for twelve months at www.polycom.com under Investor Relations – Earnings Calls-Archives.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

Polycom and the Polycom logo are registered trademarks and HDX 9000, RealPresence and RPX are trademarks of Polycom in the U.S. and various countries. ©2008, Polycom, Inc. All rights reserved.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Effect of stock-based compensation expense on warranty rates, Impact to cost of sales from purchase accounting adjustments to inventory, Acquisition-related costs, Purchased in-process research and development costs, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, and Income tax effect of the preceding adjustments

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenues:
Product revenues	$233,845	$201,902	$456,296	$371,374
Service revenues	37,736	31,950	74,205	55,196

Total revenues	271,581	233,852	530,501	426,570

Cost of revenues:
Cost of product revenues	93,758	75,280	179,451	137,661
Cost of service revenues	18,933	15,187	36,117	26,443

Total cost of revenues	112,691	90,467	215,568	164,104

Gross profit	158,890	143,385	314,933	262,466

Operating expenses:
Sales and marketing	72,508	58,764	143,199	107,176
Research and development	33,618	33,164	65,638	61,262
General and administrative	12,694	14,270	25,420	24,695

Total operating expenses	118,820	106,198	234,257	193,133

Operating income	40,070	37,187	80,676	69,333
Interest income, net	2,003	4,022	5,189	10,590
Other expense, net	(1,067)	(470)	(7)	(534)

Income before provision for income taxes	41,006	40,739	85,858	79,389
Provision for income taxes	10,299	11,814	22,409	21,863

Non-GAAP net income	$30,707	$28,925	$63,449	$57,526

Basic net income per share	$0.36	$0.32	$0.73	$0.63

Diluted net income per share	$0.35	$0.30	$0.71	$0.60

Weighted average shares outstanding for basic net income per share	86,357	91,718	87,441	91,263

Weighted average shares outstanding for diluted net income per share	88,204	95,492	89,225	95,240

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenues:
Product revenues	$233,845	$201,902	$456,296	$371,374
Service revenues	37,736	31,950	74,205	55,196

Total revenues	271,581	233,852	530,501	426,570

Cost of revenues:
Cost of product revenues	97,947	81,627	188,134	145,909
Cost of service revenues	19,764	16,027	38,018	27,926

Total cost of revenues	117,711	97,654	226,152	173,835

Gross profit	153,870	136,198	304,349	252,735

Operating expenses:
Sales and marketing	76,042	61,991	149,903	112,927
Research and development	36,501	36,258	71,435	66,933
General and administrative	15,028	16,742	29,922	29,218
Acquisition-related costs	3	1,547	162	2,717
Purchased in-process research and development	—	—	—	9,400
Amortization of purchased intangibles	1,810	2,376	3,637	3,807
Restructuring costs	839	—	4,454	213
Litigation reserves and payments	1,163	—	7,401	—

Total operating expenses	131,386	118,914	266,914	225,215

Operating income	22,484	17,284	37,435	27,520
Interest income, net	2,003	4,022	5,189	10,590
Loss on strategic investments	—	(7,400)	—	(7,400)
Other expense, net	(1,067)	(470)	(7)	(534)

Income before provision for income taxes	23,420	13,436	42,617	30,176
Provision for income taxes	5,578	3,359	10,569	9,888

Net income	$17,842	$10,077	$32,048	$20,288

Basic net income per share	$0.21	$0.11	$0.37	$0.22

Diluted net income per share	$0.20	$0.11	$0.36	$0.21

Weighted average shares outstanding for basic net income per share	86,357	91,718	87,441	91,263

Weighted average shares outstanding for diluted net income per share	88,204	95,492	89,225	95,240

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30, 2008			Six Months Ended June 30, 2008
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$233,845	$—	$233,845	$456,296	$—	$456,296
Service revenues	37,736	—	37,736	74,205	—	74,205

Total revenues	271,581	—	271,581	530,501	—	530,501

Cost of revenues:
Cost of product revenues	97,947	4,189 (a)	93,758	188,134	8,683 (c)	179,451
Cost of service revenues	19,764	831 (b)	18,933	38,018	1,901 (b)	36,117

Total cost of revenues	117,711	5,020	112,691	226,152	10,584	215,568

Gross profit	153,870	(5,020)	158,890	304,349	(10,584)	314,933

Operating expenses:
Sales and marketing	76,042	3,534 (b)	72,508	149,903	6,704 (b)	143,199
Research and development	36,501	2,883 (b)	33,618	71,435	5,797 (b)	65,638
General and administrative	15,028	2,334 (b)	12,694	29,922	4,502 (b)	25,420
Acquisition-related costs	3	3	—	162	162	—
Purchased in-process research and development	—	—	—	—	—	—
Amortization of purchased intangibles	1,810	1,810	—	3,637	3,637	—
Restructuring costs	839	839	—	4,454	4,454	—
Litigation reserves and payments	1,163	1,163	—	7,401	7,401	—

Total operating expenses	131,386	12,566	118,820	266,914	32,657	234,257

Operating income	22,484	(17,586)	40,070	37,435	(43,241)	80,676
Interest income, net	2,003	—	2,003	5,189	—	5,189
Other expense, net	(1,067)	—	(1,067)	(7)	—	(7)

Income before provision for income taxes	23,420	(17,586)	41,006	42,617	(43,241)	85,858
Provision for income taxes	5,578	(4,721)	10,299	10,569	(11,840)	22,409

Net income	$17,842	$(12,865)	$30,707	$32,048	$(31,401)	$63,449

Basic net income per share	$0.21	$(0.15)	$0.36	$0.37	$(0.36)	$0.73

Diluted net income per share	$0.20	$(0.15)	$0.35	$0.36	$(0.35)	$0.71

Weighted average shares outstanding for basic net income per share	86,357		86,357	87,441		87,441

Weighted average shares outstanding for diluted net income per share	88,204		88,204	89,225		89,225

(a)	Excluded amount includes $3,448 related to the amortization of purchased intangibles for core and existing technologies, $644 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $97 related to the effect of stock-based compensation on warranty expense rates.

(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.

(c)	Excluded amount includes $6,941 related to the amortization of purchased intangibles for core and existing technologies, $1,450 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $292 related to the effect of stock-based compensation on warranty expense rates.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30, 2007			Six Months Ended June 30, 2007
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$201,902	$—	$201,902	$371,374	$—	$371,374
Service revenues	31,950	—	31,950	55,196	—	55,196

Total revenues	233,852	—	233,852	426,570	—	426,570

Cost of revenues:
Cost of product revenues	81,627	6,347 (a)	75,280	145,909	8,248 (c)	137,661
Cost of service revenues	16,027	840 (b)	15,187	27,926	1,483 (b)	26,443

Total cost of revenues	97,654	7,187	90,467	173,835	9,731	164,104

Gross profit	136,198	(7,187)	143,385	252,735	(9,731)	262,466

Operating expenses:
Sales and marketing	61,991	3,227 (b)	58,764	112,927	5,751 (b)	107,176
Research and development	36,258	3,094 (b)	33,164	66,933	5,671 (b)	61,262
General and administrative	16,742	2,472 (b)	14,270	29,218	4,523 (b)	24,695
Acquisition-related costs	1,547	1,547	—	2,717	2,717	—
Purchased in-process research and development	—	—	—	9,400	9,400	—
Amortization of purchased intangibles	2,376	2,376	—	3,807	3,807	—
Restructuring costs	—	—	—	213	213	—
Litigation reserves and payments	—	—	—	—	—	—

Total operating expenses	118,914	12,716	106,198	225,215	32,082	193,133

Operating income	17,284	(19,903)	37,187	27,520	(41,813)	69,333
Interest income, net	4,022	—	4,022	10,590	—	10,590
Loss on strategic investments	(7,400)	(7,400)	—	(7,400)	(7,400)	—
Other expense, net	(470)	—	(470)	(534)	—	(534)

Income before provision for income taxes	13,436	(27,303)	40,739	30,176	(49,213)	79,389
Provision for income taxes	3,359	(8,455)	11,814	9,888	(11,975)	21,863

Net income	$10,077	$(18,848)	$28,925	$20,288	$(37,238)	$57,526

Basic net income per share	$0.11	$(0.21)	$0.32	$0.22	$(0.41)	$0.63

Diluted net income per share	$0.11	$(0.19)	$0.30	$0.21	$(0.39)	$0.60

Weighted average shares outstanding for basic net income per share	91,718		91,718	91,263		91,263

Weighted average shares outstanding for diluted net income per share	95,492		95,492	95,240		95,240

(a)	Excluded amount includes $3,357 related to the amortization of purchased intangibles for core and existing technologies, $690 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period, $231 related to the effect of stock-based compensation on warranty expense rates and $2,069 related to purchase accounting adjustments made to inventory.

(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.

(c)	Excluded amount includes $4,168 related to the amortization of purchased intangibles for core and existing technologies, $1,216 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period, $400 related to the effect of stock-based compensation on warranty expense rates and $2,464 related to purchase accounting adjustments made to inventory.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$203,212	$279,560
Investments	96,870	62,663
Trade receivables, net	130,339	138,133
Inventories	94,380	71,106
Deferred taxes	34,437	43,295
Prepaid expenses and other current assets	26,442	23,104

Total current assets	585,680	617,861
Property and equipment, net	63,724	57,610
Long-term investments	17,045	32,340
Goodwill	504,809	504,955
Purchased intangibles, net	77,011	86,423
Deferred taxes	16,094	8,062
Other assets	17,451	14,687

Total assets	$1,281,814	$1,321,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$69,208	$75,802
Accrued payroll and related liabilities	29,411	29,518
Taxes payable	1,441	3,790
Deferred revenue	63,874	59,130
Other accrued liabilities	55,044	48,814

Total current liabilities	218,978	217,054
Non-current liabilities
Deferred revenue	41,716	27,853
Taxes payable	34,594	34,899
Deferred taxes	3,076	4,709
Other long-term liabilities	15,662	13,429

Total liabilities	314,026	297,944
Stockholders’ equity	967,788	1,023,994

Total liabilities and stockholders’ equity	$1,281,814	$1,321,938

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2008	June 30, 2007
Cash flows from operating activities:
Net income	$32,048	$20,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,472	11,656
Amortization of purchased intangibles	10,567	7,976
Provision for doubtful accounts	245	—
Provision for excess and obsolete inventories	1,197	320
Non-cash stock based compensation	20,353	18,644
Excess tax benefits from stock-based compensation	(2,075)	(11,645)
Gain on strategic investments	—	7,400
Purchase of in-process research and development	—	9,400
Loss on disposals of property and equipment	68	58
Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	7,723	(18,038)
Inventories	(24,471)	(805)
Deferred taxes	(486)	3,405
Prepaid expenses and other assets	(7,147)	(1,647)
Accounts payable	(6,594)	(1,180)
Taxes payable	(135)	3,519
Other accrued liabilities	31,001	2,384

Net cash provided by operating activities	75,766	51,735

Cash flows from investing activities:
Purchase of property and equipment	(19,056)	(14,500)
Purchases of investments	(206,649)	(201,859)
Proceeds from sale and maturity of investments	183,973	313,292
Net cash paid in purchase acquisitions	—	(275,619)

Net cash used in investing activities	(41,732)	(178,686)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	30,001	48,264
Repurchase of common stock	(142,458)	(25,732)
Excess tax benefits from stock-based compensation	2,075	11,645

Net cash provided by (used in) financing activities	(110,382)	34,177

Net decrease in cash and cash equivalents	(76,348)	(92,774)
Cash and cash equivalents, beginning of period	279,560	316,368

Cash and cash equivalents, end of period	$203,212	$223,594